UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2025

GREENLAND TECHNOLOGIES HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38605	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Millstone Road, Building 400 Suite 130 East Windsor, NJ, United States	08512
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: 1 (888) 827-4832

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, no par value	GTEC	The Nasdaq Stock Market LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2025, Mr. Jing Jin, the chief financial officer of Greenland Technologies Holding Corporation, a business company formed in the British Virgin Islands (the “Company”), resigned as the chief financial officer of the Company, effective April 18, 2025. The resignation of Mr. Jin was due to personal reasons and was not a result of any disagreement with the Company on any matter related to the operations, policies, or practices of the Company.

On April 17, 2025, the Company’s board of directors (the “Board”) appointed Ms. Chenyang Wang as the Company’s acting chief financial officer, with effect from April 18, 2025. Ms. Wang, age 37, served as a manager in the securities affairs department at a publicly listed agriculture services company from May 2018 to February 2025. She served as an investment manager at Zhejiang Yangzhechen Asset Management Co., Ltd. from October 2016 to April 2018. From October 2010 to April 2012, she worked as a research analyst at Zhejiang Hanbo Investment Management Co., Ltd., where she was responsible for investment analysis-related work. Ms. Wang received a Bachelor’s degree in Financial Engineering from South-Central Minzu University in 2011, a Master’s degree in Finance from Nankai University in 2018, and a Bachelor’s degree in Financial Management from Renmin University of China in 2021.

On April 22, 2025, the Company and Ms. Wang entered into an Employment Agreement (the “Employment Agreement”), pursuant to which Ms. Wang will be compensated at a rate of $25,080 per year. Ms. Wang will be eligible to participate in share incentive plans the Company maintains pursuant to the terms thereof. The Employment Agreement contains customary termination, confidentiality, and indemnification provisions. The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

On April 22, 2025, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Ms. Wang. Under the Indemnification Agreement, the Company agrees to indemnify Ms. Wang to the maximum extent of the coverage available for any of the Company’s directors or officers. The foregoing summary of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the Indemnification Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

There are no family relationships between Ms. Wang and any director or executive officer of the Company. To the best knowledge of the Company, there is no understanding or arrangement between Ms. Wang and any other person pursuant to which Ms. Wang was appointed as the acting chief financial officer of the Company. To the best knowledge of the Company, neither Ms. Wang nor any of her immediate family members is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement dated April 22, 2025 by and between Chenyang Wang and the Company
10.2	Indemnification Agreement dated April 22, 2025 by and between Chenyang Wang and the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenland Technologies Holding Corporation

Dated: April 23, 2025	By:	/s/ Raymond Z. Wang
	Name:	Raymond Z. Wang
	Title:	Chief Executive Officer

2